THRC Holdings, LP SC 13D/A

Exhibit 99.3

POWER OF ATTORNEY

THRC Management, LLC (“THRC”), incorporated and existing under the laws of Texas, with filing number 801392573, having its registered address at 16858 IH 20, Cisco, Texas 76437, represented by Dan Wilks, Manager, hereby authorizes Javier Rocha to represent THRC to execute and file on THRC’s behalf all SEC forms (including any amendments thereto) that THRC may be required to file with the United States Securities and Exchange Commission and any other actions in connection with the above, as a result of THRC’s position with, or direct or indirect ownership of, or transactions in securities by or on behalf of THRC or THRC Holdings, L.P. (of which THRC serves as general partner, in NexTier Oilfield Solutions Inc. The authority of such individual under this Statement shall continue for as long as THRC is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to THRC. I hereby acknowledge that such individual is not assuming any of THRC’s responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934.

Dated:	May 16, 2023

By:	/s/ Dan Wilks
Dan Wilks, Manager